UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2013

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On May 10, 2013, Alliant Techsystems Inc. (“ATK”) entered into an agreement to acquire Caliber Company, the parent company of Savage Sports Corporation and a portfolio company of Norwest Equity Partners. Under the terms of the transaction, ATK will pay a purchase price of $315 million in cash subject to a customary working capital adjustment. The closing of the transaction is conditioned upon regulatory approval and other customary closing conditions and is expected to occur by the end of the first quarter of ATK's Fiscal Year 2014.
Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the registrant's press release dated May 13, 2013 announcing the Transaction.
Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 13, 2013, reporting ATK’s purchase of Caliber Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Neal S. Cohen
Name:	Neal S. Cohen
Title:	Executive Vice President and Chief Financial Officer

Date:  May 13, 2013